Exhibit 99.1

DraftKings Reports Third Quarter Revenue Growth of 39% to $1,095 Million; Introduces Fiscal Year 2025
Revenue Guidance of $6.2 Billion to $6.6 Billion and Reiterates Fiscal Year 2025 Adjusted EBITDA Guidance of
$900 Million to $1.0 Billion

Boston, MA – November 7, 2024 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced results for the third quarter of 2024. The Company also posted a third quarter 2024 business update and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

Third Quarter 2024 Highlights

For the three months ended September 30, 2024, DraftKings reported revenue of $1,095 million, an increase of $306 million, or 39%, compared to $790 million during the same period in 2023. The increase in the Company’s third quarter 2024 revenue was driven primarily by continued healthy customer engagement, efficient acquisition of new customers, the expansion of the Company’s Sportsbook product offering into new jurisdictions, higher structural sportsbook hold percentage, improved promotional reinvestment for Sportsbook and iGaming, and the impact of the acquisition of Jackpocket Inc. (“Jackpocket”), which closed on May 22, 2024.

“DraftKings delivered strong performance in the third quarter with the return of NFL and college football," said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. "With major sports converging on the calendar, we are well-positioned to build on this momentum as we further enhance our top-ranked sportsbook app with additional live betting features and exciting new NBA markets. Our focus remains on driving sustainable revenue growth and profitability in 2025 and beyond.”

“We achieved healthy results across our core value drivers in the third quarter with efficient customer acquisition and promotional reinvestment as well as improvement in our structural sportsbook hold percentage,” said Alan Ellingson, DraftKings’ Chief Financial Officer. “The midpoint of our inaugural fiscal year 2025 revenue guidance equates to 31% year-over-year growth, and we are well-positioned to deliver $900 million to $1 billion of Adjusted EBITDA in 2025.”

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement

•	Monthly Unique Payers (“MUPs”) increased to 3.6 million average monthly unique paying customers in the third quarter of 2024, representing an increase of 55% compared to the third quarter of 2023. This increase reflects strong unique player acquisition and retention across DraftKings’ Sportsbook and iGaming products, the expansion of its Sportsbook product into new jurisdictions and the impact of the acquisition of Jackpocket. Excluding the impact of the acquisition of Jackpocket, MUPs increased by approximately 27% compared to the third quarter of 2023.

•	Average Revenue per MUP (“ARPMUP”) was $103 in the third quarter of 2024, representing a 10% decrease compared to the same period in 2023. The decrease was primarily due to lower ARPMUP for Jackpocket customers, when compared to customers of DraftKings’ existing product offerings prior to the acquisition, partially offset by improvement in the Company’s structural Sportsbook hold percentage and improved promotional reinvestment for Sportsbook and iGaming. Excluding the impact of the acquisition of Jackpocket, ARPMUP increased approximately 8% compared to the third quarter of 2023.

•	Detailed financial data and other information for the third quarter of 2024 is available in the financial statements set forth below under the caption “Financial Results.”

Fiscal Year 2024 and 2025 Guidance

•	DraftKings is introducing a fiscal year 2025 revenue guidance range of $6.2 billion to $6.6 billion, which equates to approximately 31% year-over-year growth based on the midpoints of the Company’s updated fiscal year 2024 revenue guidance range and the Company’s fiscal year 2025 revenue guidance range.

•	DraftKings continues to expect fiscal year 2025 Adjusted EBITDA to be in the range of $900 million to $1.0 billion, which the Company previously announced on August 1, 2024.

•	DraftKings is revising its fiscal year 2024 revenue guidance due to the impact of customer-friendly sport outcomes early in the fourth quarter of 2024 to a range of $4.85 billion to $4.95 billion from the range of $5.05 billion to $5.25 billion, which the Company previously announced on August 1, 2024. The Company’s updated 2024 revenue guidance range equates to year-over-year growth of 32% to 35%.

•	DraftKings is revising its fiscal year 2024 Adjusted EBITDA guidance due to the impact of customer-friendly sport outcomes early in the fourth quarter of 2024, partially offset by promotional optimization and expense efficiency. The Company now expects fiscal year 2024 Adjusted EBITDA of between $240 million and $280 million compared to its prior fiscal year 2024 Adjusted EBITDA guidance of between $340 million and $420 million, which the Company previously announced on August 1, 2024.

•	The Company’s guidance for fiscal years 2024 and 2025 includes all of its existing mobile sports betting and iGaming jurisdictions as well as Jackpocket.

•	DraftKings’ revenue and Adjusted EBITDA guidance for fiscal years 2024 and 2025 does not include the impact of mobile sports betting launching in Missouri. DraftKings expects to launch its Sportsbook product in Missouri pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

Mobile Sports Betting and iGaming Footprint

•	DraftKings is live with mobile sports betting in 25 states and Washington, D.C. which collectively represent approximately 49% of the U.S. population.

•	DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•	DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.

•	On November 5, 2024, Missouri voters passed a ballot initiative that legalized sports betting in the state. DraftKings expects to launch its Sportsbook product in Missouri pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

•	DraftKings expects to launch its Sportsbook product in Puerto Rico pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

Webcast and Conference Call Details

As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, November 8, 2024, at 8:30 a.m. ET, during which management will discuss the Company’s results for the quarter and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, a slide presentation and a third quarter 2024 business update. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on December 31, 2024.

Financial Results

DraftKings’ third quarter 2024 financial results, as well as the financial results for the respective comparative periods, are presented below:

DRAFTKINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value)

	September 30, 2024	December 31,
	(Unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$877,822	$1,270,503
Restricted cash	13,807	11,700
Cash reserved for users	264,886	341,290
Receivables reserved for users	341,817	301,770
Accounts receivable	64,358	47,539
Prepaid expenses and other current assets	81,207	98,565
Total current assets	1,643,897	2,071,367
Property and equipment, net	52,924	60,695
Intangible assets, net	891,910	690,620
Goodwill	1,456,009	886,373
Operating lease right-of-use assets	83,292	93,985
Equity method investments	12,598	10,280
Deposits and other non-current assets	132,346	131,546
Total assets	$4,272,976	$3,944,866

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$700,720	$639,599
Liabilities to users	930,614	851,898
Operating lease liabilities, current portion	11,277	11,499
Other current liabilities	4,124	46,624
Total current liabilities	1,646,735	1,549,620
Convertible notes, net of issuance costs	1,255,757	1,253,760
Non-current operating lease liabilities	75,762	80,827
Warrant liabilities	25,439	63,568
Long-term income tax liabilities	73,835	72,810
Other long-term liabilities	119,332	83,975
Total liabilities	$3,196,860	$3,104,560
Commitments and contingent liabilities

Stockholders’ equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2024 and December 31, 2023; 501,081 and 484,598 shares issued and 487,169 and 472,697 outstanding as of September 30, 2024 and December 31, 2023, respectively	$47	$46
Class B common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2024 and December 31, 2023; 393,014 shares issued and outstanding as of September 30, 2024 and December 31, 2023	39	39
Treasury stock, at cost; 13,912 and 11,901 shares as of September 30, 2024 and December 31, 2023, respectively	(490,352)	(412,182)
Additional paid-in capital	7,836,271	7,149,858
Accumulated deficit	(6,306,377)	(5,933,943)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$1,076,116	$840,306
Total liabilities and stockholders’ equity	$4,272,976	$3,944,866

DRAFTKINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$1,095,490	$789,957	$3,374,927	$2,434,536
Cost of revenue	742,434	543,454	2,115,917	1,575,517
Sales and marketing	339,943	313,323	896,318	909,943
Product and technology	103,581	89,005	285,051	266,999
General and administrative	208,126	130,761	547,461	427,493
Loss from operations	(298,594)	(286,586)	(469,820)	(745,416)
Other income (expense):
Interest income	9,200	14,420	38,479	39,626
Interest expense	(872)	(670)	(2,199)	(1,991)
Gain (loss) on remeasurement of warrant liabilities	21	(7,751)	(8,282)	(44,827)
Other (loss) gain, net	(4,620)	(1,217)	(5,801)	(1,153)
Loss before income tax (benefit) provision and loss from equity method investment	(294,865)	(281,804)	(447,623)	(753,761)
Income tax (benefit) provision	(1,287)	1,291	(75,208)	3,310
Loss from equity method investment	110	8	19	450
Net loss attributable to common stockholders	$(293,688)	$(283,103)	$(372,434)	$(757,521)

Loss per share attributable to common stockholders:
Basic and diluted	$(0.60)	$(0.61)	$(0.78)	$(1.64)

DRAFTKINGS INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Adjusted EBITDA	$(58,504)	$(153,414)	$91,853	$(302,053)
Adjusted Earnings (Loss) Per Share	$(0.17)	$(0.35)	$0.09	$(0.71)

DRAFTKINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Nine months ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss attributable to common shareholders	$(372,434)	$(757,521)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	204,755	146,722
Non-cash interest (income) expense, net	27	(554)
Stock-based compensation	271,307	284,946
Loss on remeasurement of warrant liabilities	8,282	44,827
(Gain) loss from equity method investment	19	450
Loss on marketable equity securities and other financial assets, net	—	75
Loss on sale of Vegas Sports Information Network, LLC	5,817	—
Deferred income taxes	(80,604)	4,527
Other income (expenses), net	4,632	(1,944)
Change in operating assets and liabilities, net of effect of acquisitions:
Receivables reserved for users	(30,955)	(49,402)
Accounts receivable	(13,792)	24,174
Prepaid expenses and other current assets	(20,704)	(20,757)
Deposits and other non-current assets	446	(3,983)
Operating leases, net	145	1,907
Accounts payable and accrued expenses	44,635	79,047
Liabilities to users	61,839	170,161
Long-term income tax liability	1,025	(1,605)
Other long-term liabilities	8,138	5,112
Net cash flows provided by (used in) operating activities	$92,578	$(73,818)
Cash Flows from Investing Activities:
Purchases of property and equipment	(8,148)	(19,885)
Cash paid for internally developed software costs	(71,059)	(60,006)
Acquisition of gaming licenses	(14,820)	(10,971)
Proceeds from marketable equity securities and other financial assets	—	24,425
Cash paid for acquisition, net of cash acquired	(392,501)	—
Other investing activities, net	(1,656)	(481)
Net cash flows used in investing activities	$(488,184)	$(66,918)
Cash Flow from Financing Activities:
Proceeds from exercise of warrants	—	—
Purchase of treasury stock	(78,170)	(59,351)
Proceeds from exercise of stock options	6,798	8,842
Net cash flows used in financing activities	$(71,372)	$(50,509)
Net decrease in cash and cash equivalents, restricted cash, and cash reserved for users	(466,978)	(191,245)
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,623,493	1,778,825
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,156,515	$1,587,580

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	877,822	1,111,596
Restricted cash	13,807	—
Cash reserved for users	264,886	475,984
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,156,515	$1,587,580

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in accounts payable and accrued expenses	$1,788	$(408)
Equity consideration issued in connection with acquisitions	$331,557	$—
Decrease of warrant liabilities from cashless exercise of warrants	$46,416	$1,812
Supplemental Disclosure of Cash Activities:
(Decrease) increase in cash reserved for users	$(76,404)	$6,331

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Earnings (Loss) Per Share as basic or diluted earnings (loss) per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(amounts in thousands)	2024	2023	2024	2023
Net income (loss)	$(293,688)	$(283,103)	$(372,434)	$(757,521)
Adjusted for:
Depreciation and amortization (1)	89,952	50,245	204,755	146,722
Interest (income) expense, net	(8,328)	(13,750)	(36,280)	(37,635)
Income tax (benefit) provision (2)	(1,287)	1,291	(75,208)	3,310
Stock-based compensation (3)	87,552	78,353	271,307	284,946
Transaction-related costs (4)	840	681	24,333	1,106
Litigation, settlement, and related costs (5)	20,448	3,891	40,572	10,590
Advocacy and other related legal expenses (6)	6,018	—	6,303	—
(Gain) loss on remeasurement of warrant liabilities	(21)	7,751	8,282	44,827
Other non-recurring costs and non-operating (income) costs (7)	40,010	1,227	20,223	1,602
Adjusted EBITDA	$(58,504)	$(153,414)	$91,853	$(302,053)

(1)	The amounts include the amortization of acquired intangible assets of $55.5 million and $29.2 million for the three months ended September 30, 2024 and 2023, respectively, and $121.2 million and $88.0 million for the nine months ended September 30, 2024 and 2023, respectively.

(2)	The Company recorded a discrete income tax benefit of $75.8 million during the second quarter of 2024 which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for Jackpocket.

(3)	Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.

(4)	Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with transactions under consideration and pending or completed transactions and offerings, including costs relating to our completed acquisitions of Jackpocket and Sports IQ Analytics Inc.

(5)	Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.

(6)	Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.

(7)	Primarily includes the change in fair value of certain financial assets, as well as our equity method share of investee’s losses and other costs relating to non-recurring and non-operating items. For the three and nine months ended September 30, 2024, this amount also includes $27.8 million in expense related to the discontinuance of our Reignmakers product offering, $7.5 million in expenses related to the termination of a market access agreement, and a $5.8 million loss on the sale of Vegas Sports Information Network, LLC ("VSIN"). For the nine month period ended September 30, 2024, these costs are offset by $20.9 million related to gaming tax credits as a result of audits and appeals related to prior periods.

The unaudited table below presents the Company’s Adjusted Earnings (Loss) Per Share reconciled to its basic earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Basic earnings (loss) per share attributable to common stockholders:	$(0.60)	$(0.61)	$(0.78)	$(1.64)
Adjusted for:
Amortization of acquired intangible assets	0.11	0.06	0.25	0.19
Discrete tax benefit attributed to the Jackpocket acquisition (1)	—	—	(0.16)	—
Stock-based compensation (2)	0.18	0.17	0.57	0.62
Transaction-related costs (3)	—	—	0.05	—
Litigation, settlement, and related costs (4)	0.04	0.01	0.08	0.02
Advocacy and other related legal expenses (5)	0.01	—	0.01	—
(Gain) loss on remeasurement of warrant liabilities	—	0.02	0.02	0.10
Other non-recurring costs and non-operating (income) costs (6)	0.08	—	0.04	—
Adjusted Earnings (Loss) Per Share*	$(0.17)	$(0.35)	$0.09	$(0.71)

*	Weighted average number of shares used to calculate Adjusted Earnings (Loss) Per Share for the third quarter and year to date period ended September 30, 2024 was 486.2 million and 480.0 million, respectively. Totals may not sum due to rounding.

(1)	The Company recorded a discrete income tax benefit of $75.8 million during the second quarter of 2024 which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for Jackpocket.

(2)	Reflects stock-based compensation expenses per share resulting from the issuance of awards under incentive plans.

(3)	Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with transactions under consideration and pending or completed transactions and offerings, including costs relating to our completed acquisitions of Jackpocket and Sports IQ Analytics Inc.

(4)	Primarily reflects external legal costs related to litigation and litigation settlement costs, in each case per share, deemed unrelated to DraftKings’ core business.

(5)	Reflects non-recurring and non-ordinary course costs per share relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and is actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.

(6)	Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items, in each case per share. For the three and nine months ended September 30, 2024, this amount also includes $27.8 million in expense related to the discontinuance of our Reignmakers product offering, $7.5 million in expenses related to the termination of a market access agreement, and a $5.8 million loss on the sale of VSIN. For the nine month period ended September 30, 2024, these costs are offset by $20.9 million related to gaming tax credits as a result of audits and appeals related to prior periods.

Information reconciling forward-looking fiscal year 2024 and fiscal year 2025 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provide useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities or as indicators of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 28 states, Washington, D.C., and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in three states under its Golden Nugget Online Gaming brand. DraftKings owns Jackpocket, the leading digital lottery app in the United States. DraftKings’ daily fantasy sports product is available in 44 states and certain Canadian provinces. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network a multi-platform content ecosystem with original programming. DraftKings is committed to being a responsible steward of this new era in real-money gaming with a Company-wide focus on responsible gaming and corporate social responsibility.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

Media:

Media@draftkings.com

@DraftKingsNews

Investors:

Investors@draftkings.com